                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                       SHELBOURNE PROPERTIES I, INC.
                       -----------------------------
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                               04-3502384
           --------                                               ----------
 (STATE OF INCORPORATION OR ORGANIZATION)            (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

    5 CAMBRIDGE CENTER, 9TH FLOOR,
        CAMBRIDGE MA 02142                                           02142
        ------------------                                           -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                            (ZIP CODE)


IF THIS FORM RELATES TO THE REGISTRATION OF          IF THIS FORM RELATES TO THE REGISTRATION
A CLASS OF SECURITIES PURSUANT TO                    OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(b) OF THE EXCHANGE ACT AND                SECTION 12(g) OF THE EXCHANGE ACT AND
IS EFFECTIVE PURSUANT TO GENERAL                     IS EFFECTIVE PURSUANT TO GENERAL
INSTRUCTION A.(c), PLEASE CHECK THE                  INSTRUCTION A.(d), PLEASE CHECK THE
FOLLOWING BOX. [X]                                   FOLLOWING BOX. [ ]


SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:  333-30206
                                                                               ---------


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


           TITLE OF EACH CLASS            NAME OF EACH EXCHANGE ON WHICH
           TO BE SO REGISTERED            EACH CLASS IS TO BE REGISTERED
           -------------------            ------------------------------

     COMMON STOCK, $.01 PAR VALUE             AMERICAN STOCK EXCHANGE


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: NONE




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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The information set forth in the Registrant's Registration Statement on Form S-4 (Registration No. 333-30206) (the "Registration Statement") filed with the Securities and Exchange Commission under the caption "DESCRIPTION OF CAPITAL STOCK" is incorporated herein by reference.


ITEM 2.           EXHIBITS

         (a) Amended and Restated Certificate of Incorporation of Shelbourne Properties I, Inc. incorporated by reference to
                  Exhibit 3.1 of the Registration Statement.

         (b) Amended and Restated Bylaws of Shelbourne Properties I, Inc. incorporated by reference to Exhibit 3.2 of the Registration Statement.

         (c) Shareholders Rights Agreement of Shelbourne Properties I, Inc. incorporated by reference to Exhibit 4.1 of the Registration Statement.

         (d) Temporary Stock Certificate of Shelbourne Properties I, Inc. incorporated by reference to Exhibit 4.3 of the Registration Statement.



                                     SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                           Shelbourne Properties I, Inc.


                                           By:    /s/ Michael L. Ashner
                                                ------------------------
                                                Name:   Michael L. Ashner
                                                Title:  President
Dated: February 6, 2001